EXHIBIT 3.2

THIRD AMENDED AND RESTATED BYLAWS OF

BANK OF FLORIDA CORPORATION

ARTICLE I

OFFICES

The corporate headquarters of Bank of Florida Corporation (“Corporation”) shall be located at such place as the Board of Directors may determine from time to time.

ARTICLE II

SHAREHOLDERS

Section 1 – ANNUAL MEETING. The Annual Meeting of the shareholders shall be held at such date, time, and place as the Board of Directors shall determine, for the purpose of electing directors and for the transaction of such other business as may lawfully come before the meeting.

Section 2 – SPECIAL MEETINGS. Special Meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board, the Chief Executive Officer, or the President of the Corporation, or by shareholders holding at least 20% of the outstanding shares of the Corporation. Business transacted at any Special Meeting of shareholders shall be limited to the purposes stated in the notice thereof.

Section 3 – PLACE OF MEETING. All meetings of the shareholders shall be held at the corporate headquarters of the Corporation or at such other place within the State of Florida as may be designated from time to time by the Board of Directors and stated in the notice of such meeting.

Section 4 – NOTICE OF MEETING. Written notice, signed by the Chairman of the Board or the Chief Executive Officer, stating the place, day, and hour of the meeting (and, in the case of a Special Meeting, the purpose or purposes for which the meeting is being called), shall be mailed not less than 10 nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. Such notice shall be mailed to each shareholder at his address as it appears on the records of the Corporation.

Section 5 – VOTING LISTS. The officer or agent having charge of the stock transfer book for shares of the Corporation shall, at least five days before each meeting of shareholders, compile a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. The list shall be arranged in alphabetical order, with the address and the number of shares held by each shareholder. The list of shareholders shall be available for inspection by any shareholder at meetings of shareholders.

Section 6 – QUORUM. Except as otherwise provided in these Bylaws, or the Corporation’s Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly convened meeting may continue to transact business until adjournment thereof, notwithstanding the subsequent withdrawal of shareholders sufficient to leave less than a quorum.

Section 7 – VOTING OF SHARES. Each shareholder entitled to vote shall be entitled to vote in person or by proxy for each share of voting stock recorded in his name on the books of the Corporation. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting shareholders, as hereinafter provided.

Section 8 – PROXIES. At any meeting of shareholders, a shareholder may be represented by a proxy appointed by an instrument executed in writing by the shareholder, or by his duly authorized attorney-in-fact; but no proxy shall be valid after one year from its date, unless the instrument appointing the proxy provides for a longer period. Such instrument shall be filed with the Corporation before or at the time of the meeting. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present that one, shall have all of the powers conferred by the instrument upon all persons so designated, unless the instrument shall otherwise provide.

Section 9 – RECORD DATE. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 70 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply equally to any adjournment.

Section 10 – INSPECTOR OF ELECTION. The Board of Directors may appoint person(s), other than nominees for office, as inspector(s) of election to act at a meeting of shareholders or any adjournment thereof. The number of inspectors shall either be one or three. Any such appointment shall not be altered at the meeting except as hereinafter provided. If an inspector of election is not so appointed, the Chairman of the Board, the Chief Executive Officer, or the President may, or at the request of 10% of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspector(s) are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the Board, the Chief Executive Officer, or the President.

Unless otherwise prescribed by law or regulation, the duties of such inspector(s) shall include: (i) determining the number of shares entitled to vote, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (ii) receiving votes, ballots, or consents; (iii) hearing and determining all challenges and questions arising in connection with the right to vote; (iv) counting and tabulating all votes, ballots, or consents; (v) certifying the results of balloting; and (vi) such other acts as may be proper or necessary in order to conduct the election or vote, with fairness to all shareholders.

Section 11 – BOARD NOMINATIONS. Each year at the Organizational Meeting, the Directors shall establish a Nominating and Corporate Governance Committee for the purpose of selecting candidates to be members. The Nominating and Corporate Governance Committee shall deliver written nominations to the Board of least 75 days prior to the date of the Annual Meeting. Nominations for directors may also be made by a majority of the full Board of Directors. If the Nominating and Corporate Governance Committee shall fail or refuse to act at least 75 days prior to the Annual Meeting, the Board of Directors may make nominations for directors.

Section 12 – SHAREHOLDER NOMINATIONS. In order to be considered for a vote at the Annual Meeting, shareholder nominations must be submitted in writing and delivered to the Corporate Secretary of the Corporation at least 30 days prior to the date of the Annual Meeting.

Section 13 – BALLOTS AND PROXY CARDS. Ballots and/or Proxy Cards bearing the names of all persons nominated pursuant to Sections 11 and 12 herein, shall be provided for use at the Annual Meeting.

Section 14 – NEW BUSINESS. Any new business to be taken up at the Annual Meeting must be stated in writing and filed with the Corporation at least 30 days before the date of the Annual Meeting, and all business so stated, proposed, and filed shall be considered at the Annual Meeting. No other proposals shall be acted upon at the Annual Meeting. Any shareholder may make any proposal at the Annual Meeting and the same may be discussed and considered, but unless stated writing and filed with the Corporation at least 30 days before the meeting, such proposal shall not be acted upon except at an adjourned Annual Meeting, Special Meeting, or subsequent Annual Meeting of the shareholders.

ARTICLE III

BOARD OF DIRECTORS

Section 1 – GENERAL POWERS. The business and affairs of the Corporation shall be conducted under the direction of the Board of Directors. The Board of Directors shall elect annually from among its members a Chairman of the Board and a Vice Chairman. The Chairman of the Board, or the Vice Chairman in the Chairman’s absence, shall preside at meetings of the Board of Directors and meetings of shareholders.

Section 2 – NUMBER OF DIRECTORS. The Board of Directors of the Corporation shall be comprised of not less than five directors and no more than twenty-five, and such number shall be fixed from time to time exclusively by the Board of Directors, pursuant to a resolution adopted by a majority of the full Board.

Section 3 – QUALIFICATIONS. Not less than a majority of the directors must, during the whole term of service, be citizens of the United States, and at least three-fifths of the directors must have resided in the State of Florida for at least one year preceding their election and must be residents therein during their continuance in office. Unless otherwise approved by the Board, no person shall be eligible for election or shall serve as a director or officer of the Corporation who has been adjudicated bankrupt or convicted of a criminal offense involving dishonesty or a breach of trust. A director shall automatically cease to be a director if he is adjudicated bankrupt or is convicted of a criminal offense involving dishonesty or a breach of trust, but no action of the Board of Directors shall be invalidated because of the participation of any such director in such action.

Section 4 – REMOVAL OF DIRECTORS. Directors may be removed:

(a) for any reason at a meeting of shareholders, which has been properly noticed and called expressly for that purpose, by a vote of the holders of at least a majority of the shares then entitled to vote at an election of directors; or

(b) by a majority vote of “disinterested directors,” for “cause.” For purposes of this Section, a disinterested director is defined to be a director who is not the subject of the removal action and “cause” shall mean a director’s:

(i)	act of willful misconduct, self dealing, malfeasance, gross negligence, personal dishonesty resulting (directly or indirectly) in gain to or personal enrichment of the director at the expense of the Corporation, breach of fiduciary duty, or willful violation of any law, rule, or regulation (other than minor traffic violations or similar insignificant offenses);

(ii)	conduct that negatively reflects on the Corporation in its market area or in banking or regulatory communities; or

(iii)	failure to attend:

1. telephonically or in person, any three consecutive Board meetings;

2. telephonically or in person, any two consecutive meetings of any Board committee on which that director serves; or

3. in person, two-thirds of the Board meetings in a calendar year.

Section 5 – DIRECTOR’S OATH. Each director, upon assuming office, shall take an oath that he or she will diligently and honestly administer the affairs of the Corporation.

Section 6 – ORGANIZATIONAL MEETING. The Board of Directors shall hold an Organizational Meeting immediately following the Annual Meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the directors be present at such place and time, no other notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be changed and fixed by written consent of all of the directors.

Section 7 – REGULAR MEETINGS. Regular Meetings of the Board of Directors shall be held, without notice at the corporate headquarters of the Corporation or at such other places within the State of Florida, and at such times, as shall be determined, from time to time, by the Board of Directors.

Section 8 – SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by, or at the request of the Chairman of the Board, the Chief Executive Officer, the President, or any three directors. The person or persons authorized to call Special Meetings of the Board of Directors may reasonably fix the time and place for holding any Special Meetings of the Board of Directors called by them.

Section 9 – NOTICE. Notice of any Special Meeting shall be given at least two days prior thereto, by telephone or by written notice delivered personally or by telefax, telegram, mailgram, or confirmed e-mail to each director at his home or business address. If notice be given by telegram, mailgram, or confirmed e-mail, such notice shall be deemed to be delivered when the telegram, mailgram, or confirmed e-mail is delivered to the telegraph company or transmitted, as the case may be. Any director may give a waiver of notice of any Special Meeting. The attendance of a director at a Special Meeting shall constitute a waiver of notice of such meeting, except where a director attends a Special Meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 10 – QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business of any meeting of the Board of Directors, but a smaller number may adjourn a meeting without further notice until a quorum is secured.

Section 11 – MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or these Bylaws.

Section 12 – VACANCIES ON BOARD. In the event of any vacancy on the Board of Directors, including any vacancy created by a failure to qualify or by any increase in the number of directors authorized, the Board of Directors may, but shall not be required to, fill such vacancy by affirmative vote of a majority of the remaining directors.

Section 13 – PRESENCE AT MEETINGS. Members of the Board of Directors, or members of any committee established in accordance with Article V herein, shall be deemed present in person at the meeting of such Board or committee if a conference telephone call or similar communication equipment call in which all persons participating in the meeting can hear each other is used.

Section 14 – ACTION WITHOUT A MEETING. Any action of the Board of Directors or any committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if consent in writing, setting forth the action to be taken, and signed by a majority of the Board of Directors or of the committee, as the case may be, is filed in the minutes of the proceedings of Board of Directors or such Committee.

Section 15 – RESIGNATION. Any director may resign by giving verbal notice at a duly called Board meeting, or at any time by sending or delivering a written notice of such resignation to the Corporation, addressed to the Chairman of the Board, the Chief Executive Officer, or the President. Unless otherwise specified, such resignation, if verbal, shall take effect upon acceptance by the Board Directors, and if in writing shall take effect upon receipt of the same by the Chairman of the Board, Chief Executive Officer, or the President.

ARTICLE IV

COMMITTEES

Section 1 – CREATION OF COMMITTEES. The Board of Directors shall have an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee, each to consist of three or more of the directors of the Corporation. Members of such committees shall be appointed by the Board of Directors and shall serve until the next Organizational Meeting of the Board of Directors or until a successor is duly appointed. Members may be removed from any such committee by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby.

Section 2 – EXECUTIVE COMMITTEE. The Executive Committee shall consult with and advise the officers of the Corporation in the management of its business, and shall have and exercise all powers of the Board of Directors, except as limited or prohibited by Section 607.08, Florida Statutes.

Section 3 – AUDIT COMMITTEE. The Audit Committee shall: review the Corporation’s auditing, accounting, financial reporting, and internal control functions; recommend the Corporation’s independent auditor and review its services; and exercise such other related powers delegated to it by the Board of Directors. The Committee shall be comprised of independent directors, as defined under the NASDAQ listing standards. The Audit Committee shall operate and be governed by its Charter, which shall be approved by the Board of Directors. The Board of Directors must also approve any amendments to the Charter.

Section 4 – COMPENSATION COMMITTEE. The Compensation Committee shall: review and approve employee compensation and benefit programs; develop compensation and personnel policies, programs, and plans, including management development and succession; and exercise such other related powers delegated to it by the Board of Directors. The Compensation Committee shall be comprised of independent directors, as defined under the NASDAQ listing standards. The Compensation Committee shall operate and be governed by its Charter, which shall be approved by the Board of Directors. The Board of Directors must also approve any amendments to the Charter.

Section 5 – NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee shall address and consider the Corporation’s corporate governance principles and practices, as well as evaluate the nominees to the Corporation’s Board of Directors, including nominees submitted by shareholders. The Nominating and Corporate Governance Committee shall also review the director candidates at the Corporation’s subsidiaries and exercise such other related powers delegated to it by the Board of Directors. The Nominating and Corporate Governance Committee shall be comprised of independent directors, as defined under the NASDAQ listing standards and shall be governed by its Charter, which shall be approved by the Board of Directors. The Board of Directors must also approve amendments to the Charter.

Section 6 – OTHER COMMITTEES. Other committees may be created by the Board of Directors and shall have such functions and may exercise such powers of the Board of Directors as may be lawfully delegated, and to the extent provided in the resolution or resolutions creating such committee or committees.

Section 7 – MEETINGS OF COMMITTEES. Regular meetings of any committee may be held without notice of such time and at such place as shall from time to time be determined by a majority of the members of such committee. Special meetings of any such committee may be called by the Chairman of the Board, the Chief Executive Officer, the Chairman of such committee, or a majority of the members of such committee upon two days notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee. Such notice shall be given either personally or in the manner provided in Article III, Section 9 of these Bylaws.

Section 8 – VACANCIES ON COMMITTEES. Vacancies on any committee shall be filled by the Board of Directors then in office at any regular or special meeting.

Section 9 – QUORUM OF COMMITTEES. At all meetings of any such committee, a majority of the committee’s members then serving shall constitute a quorum for the transaction of business.

Section 10 – MANNER OF ACTING OF COMMITTEES. The act of the majority members of any committee, present at a meeting at which there is a quorum, shall be the act of the committee.

Section 11 – MINUTES OF COMMITTEES. Each committee shall keep regular minutes of its proceedings and present the same to the Board of Directors at the Board’s next regularly scheduled meeting.

ARTICLE V

OFFICERS

Section 1 – POSITIONS. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Loan Officer, and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require.

Section 2 – ELECTION AND TERM OF OFFICE. Notwithstanding any written employment agreement which has been approved by the Board of Directors or the Compensation Committee, the officers of the Corporation shall be elected annually by the Board of Directors at its Organizational Meeting. Each officer shall hold office for one year or until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or shall have been removed in the manner provided herein. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights.

Section 3 – REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors (or a committee duly authorized by the Board of Directors) whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4 – VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors (or a committee duly authorized by the Board of Directors) for the unexpired portion of the term.

Section 5 – DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and perform such duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, the Articles of Incorporation, these Bylaws, or as may be assigned to them from time to time by the Board of Directors (or a committee duly authorized by the Board of Directors).

Section 6 – DELEGATION OF DUTIES. In the absence of, or the disability of any officer of the Corporation, or for any other reason deemed sufficient by the Board of Directors (or a committee duly authorized by the Board of Directors) the Board may delegate the officer’s powers or duties to another officer or director.

Section 7 – REMUNERATION. The remuneration of the executive officers shall be fixed from time to time by the Board of Directors or the Compensation Committee (or another committee duly authorized by the Board of Directors).

Section 8 – GENERAL POWERS. The officers are authorized to do and perform such acts as are necessary in the carrying on of the business of the Corporation, subject always to any limitations imposed by the Board of Directors (or a committee duly authorized by the Board of Directors). No officer is authorized, however, to execute or enter into an employment agreement on behalf of the Corporation without prior authorization by the Board of Directors or the Compensation Committee. No employment agreement, however, shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article.

ARTICLE VI

STOCK CERTIFICATES

Section 1 – GENERAL. The shares of the corporation shall be represented by certificates unless the board of directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, representing the number of shares registered in certificate form.

Section 2 – TRANSFERS OF SHARES. Transfers of shares of the capital stock of Corporation shall be made upon its stock transfer books. Authority for any such transfer shall be given by the holder of record of the shares or by his lawfully constituted representative. Such transfer shall be made only upon surrender of the certificate for shares. The person in whose name the certificate states the shares of capital stock are owned and stands on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

Section 3 – STOLEN OR LOST CERTIFICATES. The Board of Directors may authorize a new certificate or certificates to be issued in place of any certificate or certificates issued by Corporation and which are alleged to have been stolen, lost, or destroyed, only upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost, or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been stolen, lost, or destroyed.

ARTICLE VII

CORPORATE SEAL

The seal of the Corporation shall be in such form as shall be specified in the minutes of Organizational Meeting of the Corporation, or as the Board may from time to time determine.

ARTICLE VIII

FISCAL YEAR

The Corporation’s fiscal year end date shall be December 31.

ARTICLE IX

INDEMNIFICATION

Section 1 – GENERAL. The Corporation shall indemnify its officers, directors, employees, but not its agents unless specifically approved in writing by the Board of Directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act (the “FBCA”), as it now exists or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said permitted the Corporation to provide prior to such amendment. This includes, but is not limited to, a person who was or is made a party or is threatened to be made a party to any action, suit, or proceeding whether civil, criminal, administrative, or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, or agent, or in any other capacity while serving as a director, officer, employee, or agent, reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit, or Proceeding (or part thereof) initiated by such person only if such action, suit, or Proceeding (or part thereof) was authorized by the Board of Directors of Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for all reasonable expenses incurred in defending any such proceeding in advance of final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

Section 2 – FAILURE TO PAY CLAIM. If a claim under Section 1 of this Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expenses incurred in prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the FBCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the FBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 3 – OTHER RIGHTS. The rights conferred on any individual by this Article shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of these Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

Section 4 – INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the FBCA.

Section 5 – PERSONAL LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any statement, vote, decision, or failure to act regarding corporate management or policy, except as provided in the FBCA or other applicable state or federal law governing the Corporation. If the FBCA is amended after adoption of these Bylaws and such amendment further eliminates or limits the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended, or repealed in a manner consistent with the laws of the State of Florida at any time by a majority of the full Board of Directors.

ARTICLE XI

SEVERABILITY

Each provision of these Bylaws shall be separable from any and all other provisions of the Bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such unenforceability shall not affect any other provision hereof or the powers granted by the Articles of Incorporation or Bylaws.

These Third Amended and Restated Bylaws have been adopted by the Board of Directors as the Bylaws of the Corporation on this 24th day of April, 2008, and shall be effective as of said date.

By:	/s/ Arlette Yassa
ArletteYassa
Corporate Secretary of the Board